EXHIBIT 10.7(b)

THE TRADE DESK, INC.
2016 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

The Trade Desk, Inc. (the “Company”), pursuant to its 2016 Incentive Award Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual listed below (the “Optionee”), an option to purchase the number of shares of Class A Common Stock, par value $0.000001 per share, of the Company (the “Shares”), set forth below (the “Option”), subject to all of the terms and conditions set forth in this Grant Notice and in the Stock Option Agreement attached hereto as Exhibit A (together, the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Optionee:	[__________]

Grant Date:	[__________]

Vesting Commencement Date:	[__________]

Exercise Price per Share:	$[ • ] /Share

Total Number of Shares Subject to the Option:	[__________] Shares

Expiration Date:	[__________]

Vesting Schedule:	[__________]

Termination:	The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Agreement.

Type of Option:                                        ☐   Incentive Stock Option     ☐   Non-Qualified Stock Option

By his or her signature below, the Optionee agrees to be bound by the terms and conditions of the Plan and the Agreement.  The Optionee has reviewed the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions and/or interpretations of the Administrator upon any questions arising under the Plan or the Agreement, or relating to the Option.  If the Optionee either is married or in a registered domestic partnership, his or her spouse or registered domestic partner has signed the Consent of Spouse or Registered Domestic Partner attached to this Grant Notice as Exhibit B.

THE TRADE DESK, INC.		OPTIONEE

By:		By:
Print Name:		Print Name:
Title:		Address:
Address:	42 N. Chestnut St.
	Ventura, CA 93001	Email:

EXHIBIT A
TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to this Stock Option Agreement (the “Option Agreement”) and the Stock Option Grant Notice to which this Option Agreement is attached (the “Grant Notice”), the Company hereby grants to the Optionee under the Plan an Option to purchase the number of Shares indicated in the Grant Notice at the exercise price per share set forth in the Grant Notice (the “Exercise Price”).

ARTICLE I.

GENERAL

1.1                            Plan Incorporated by Reference.  Notwithstanding anything to the contrary anywhere else in this Option Agreement, this grant of an Option is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference and which shall control in the event of any inconsistency between this Option Agreement and the Plan.

ARTICLE II.

GRANT OF OPTION

2.1                            Grant of Option.  In consideration of the Optionee’s past and/or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Option Agreement.  Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

2.2                            Exercise Price.  The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.  Notwithstanding the foregoing, if this Option is an Incentive Stock Option and the Optionee is a Greater Than 10% Stockholder as of the Grant Date, the exercise price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

2.3                            Consideration to the Company.  In consideration of the grant of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Subsidiary.

ARTICLE III.

PERIOD OF EXERCISABILITY

3.1                            Commencement of Exercisability.

(a)                               Subject to this Article III, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)                              No portion of the Option which has not become vested and exercisable as of the date of the Optionee’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Optionee.

3.2                            Duration of Exercisability.  Any installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3                            Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)                               The Expiration Date set forth in the Grant Notice;

(b)                              If this Option is designated as an Incentive Stock Option and the Optionee is a Greater Than 10% Stockholder as of the Grant Date, the expiration of five (5) years from the Grant Date;

(c)                               The date that is three (3) months from the date of the Optionee’s Termination of Service for any reason; provided, however, that, if such Termination of Service is due to the Optionee’s death or disability, then the date determined by this Section 3.3(c) shall be the date that is one (1) year from such Termination of Service, as applicable; or

(d)                              The start of business on the date of the Optionee’s Termination of Service by the Company for “cause” (as defined in the Optionee’s effective, written employment or other service agreement with the Company or an Affiliate thereof or, if no such agreement exists or such agreement does not contain a definition of “cause,” then “cause” shall be determined by the Company in its sole discretion).

The Optionee acknowledges that an Incentive Stock Option exercised more than three (3) months after the Optionee’s Termination of Service, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.

3.4                            Special Tax Consequences.  The Optionee acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Optionee in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code.  The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

ARTICLE IV.

EXERCISE OF OPTION

4.1                            Person Eligible to Exercise.  Subject to Section 5.2 hereof and Section 11.3(c) of the Plan, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof.  After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased

Optionee’s beneficiary or by any person empowered to do so under the deceased Optionee’s will or under the then-applicable laws of descent and distribution, subject to Section 11.3(c) of the Plan.

4.2                            Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.  However, the Option shall not be exercisable with respect to fractional shares.

4.3                            Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the stock administrator of the Company (or any other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a)                               A written or, if so determined by the Administrator, electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Optionee or other person then-entitled to exercise the Option or such portion of the Option;

(b)                              Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 4.4 hereof;

(c)                               Any other representations or documents as may be required in the Administrator’s sole discretion to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law; and

(d)                              In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option (as determined by the Administrator in its sole discretion).

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4                            Method of Payment.  Payment of the exercise price and any tax withholding shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)                               Cash;

(b)                              Check;

(c)                               With the consent of the Administrator, delivery of a written or electronic notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price and/or applicable tax withholding; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)                              With the consent of the Administrator, surrender of other Shares which have been held by the Optionee for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of surrender equal to the aggregate exercise price, and/or applicable tax withholding, of the Shares with respect to which the Option or portion thereof is being exercised;

(e)                               With the consent of the Administrator, surrender of Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price, and/or applicable tax withholding, of the Shares with respect to which the Option or portion thereof is being exercised; or

(f)                                With the consent of the Administrator, such other form of legal consideration as may be acceptable to the Administrator.

4.5                            Conditions to Issuance of Stock Certificates.  The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have been purchased on the open market.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.

4.6                            Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan.

ARTICLE V.

OTHER PROVISIONS

5.1                            Administration.  The Administrator shall have the power to interpret the Plan and this Option Agreement as provided in the Plan.  All interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons.

5.2                            Transferability of Option.  Without limiting the generality of any other provision hereof, the Option shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan.

5.3                            Adjustments.  The Optionee acknowledges that the Option is subject to modification and termination in certain events as provided in this Option Agreement and Article 13 of the Plan.

5.4                            Tax Consultation.  The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the grant, vesting and/or exercise of the Option, and/or with the purchase or disposition of the Shares subject to the Option.  The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of such shares and that the Optionee is not relying on the Company for any tax advice.

5.5                            Notification of Disposition.  If this Option is designated as an Incentive Stock Option, the Optionee shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Option Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date with respect to such Shares or (b) within one (1) year after the transfer of such Shares to the Optionee.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

5.6                            Optionee’s Representations.  The Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or the Company’s counsel.

5.7                            Section 409A.  This Option Agreement and the Grant Notice shall be interpreted in accordance with the requirements of Section 409A of the Code.  The Administrator may, in its discretion, adopt such amendments to the Plan, this Option Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code or an available exemption thereof; provided, however, that the Administrator shall have no obligation to take any such action(s) or to indemnify any person from failing to do so.

5.8                            Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Option Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Option Agreement shall adversely affect the Option in any material way without the prior written consent of the Optionee.

5.9                            Not a Contract of Service Relationship.  Nothing in this Option Agreement or in the Plan shall confer upon the Optionee any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Optionee.

5.10                    Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Option Agreement, if the Optionee is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Option Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Option Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.11                    Conformity to Securities Laws.  The Optionee acknowledges that the Plan and this Option Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Option Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.12                    Limitation on the Optionee’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Option Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  The Plan, in and of itself, has no assets.  The Optionee shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Options, as and when payable hereunder.

5.13                    Successors and Assigns.  The Company or any Subsidiary may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company and its Subsidiaries.  Subject to the restrictions on transfer set forth in this Article 5, this Option Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

5.14                    Entire Agreement.  The Plan, the Grant Notice and this Option Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Subsidiaries and the Optionee with respect to the subject matter hereof.

5.15                    Notices.  Any notice to be given under the terms of this Option Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Optionee shall be addressed to the Optionee at the Optionee’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

5.16                    Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Option Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.17                    Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

EXHIBIT B
TO STOCK OPTION GRANT NOTICE

CONSENT OF SPOUSE OR REGISTERED DOMESTIC PARTNER

I, _______________, spouse or registered domestic partner of _______________, have read and approve the Stock Option Grant Notice (the “Grant Notice”) to which this Consent of Spouse or Registered Domestic Partner is attached and the Stock Option Agreement (the “Option Agreement”) attached to the Grant Notice.  In consideration of issuing to my spouse or registered domestic partner the shares of the Class A common stock of The Trade Desk, Inc. set forth in the Grant Notice, I hereby appoint my spouse or registered domestic partner as my attorney-in-fact in respect to the exercise of any rights under the Option Agreement and agree to be bound by the provisions of the Option Agreement insofar as I may have any rights in said Option Agreement or any shares of the Class A common stock of The Trade Desk, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Option Agreement.

Dated:
Signature of Spouse or Registered Domestic Partner

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